Exhibit 99.2
BXP ANNOUNCES THIRD QUARTER 2026 RESULTS
Exceeds Q3 2026 Guidance for EPS and FFO; Increased Full Year 2026 Guidance for EPS and FFO; and Increased Total Portfolio Occupancy by 100 Basis Points

BOSTON, MA, October 27, 2026 - BXP, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights

•Revenue increased 4.6% to $911.4 million for the quarter ended September 30, 2026, compared to $871.5 million for the quarter ended September 30, 2025.

•Net income (loss) attributable to BXP, Inc. of $114.5 million, or $0.71 per diluted share (EPS), for the quarter ended September 30, 2026, compared to $(121.7) million, or $(0.77) per diluted share, for the quarter ended September 30, 2025.
◦EPS for the third quarter 2026 exceeded the midpoint of BXP’s guidance by $0.20 per diluted share primarily due to gains on sales related to disposition activity and better-than-projected portfolio performance.

•Funds from Operations (FFO) of $302.2 million, or $1.89 per diluted share, for the quarter ended September 30, 2026, compared to FFO of $276.7 million, or $1.74 per diluted share, for the quarter ended September 30, 2025.
◦FFO for the third quarter 2026 exceeded the midpoint of BXP’s guidance by $0.08 per diluted share primarily due to better-than-projected portfolio performance.

Guidance
BXP provided guidance for full-year 2026 EPS of $2.35 - $2.37 and FFO of $7.06 - $7.08 per diluted share.

The midpoint of full-year 2026 guidance for EPS increased by $0.17 per diluted share, primarily due to the aforementioned gains on sales and better-than-projected portfolio performance.

The midpoint of full-year 2026 guidance for FFO increased by $0.05 per diluted share primarily due to better-than-projected portfolio performance as described above.

See “EPS and FFO per Share Guidance” below.
Leasing & Occupancy
•Executed 74 leases in the third quarter totaling approximately 1.2 million square feet with a weighted-average lease term of 10.3 years. Notables leases include:
◦an approximately 206,000 square foot lease with a technology company at 500 North Capitol in Washington, DC.
◦an approximately 112,000 square foot lease renewal with a law firm at Madison Centre in Seattle, Washington.

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•For the third quarter, BXP’s CBD portfolio of premier workplaces was 91.8% occupied and 94.1% leased (including vacant space for which we have signed leases that have not yet commenced revenue recognition in accordance with GAAP). Approximately 90.4% of BXP’s Share of annualized rental obligations is derived from clients located in our CBD portfolio, underscoring the strength of BXP’s strategy to invest in the highest quality buildings in dynamic urban gateway markets.

•BXP’s total portfolio occupancy for the third quarter was 89.4%, an increase of 100 basis points from Q2 2026, marking the fourth consecutive quarter of occupancy gains.

•Total portfolio leased percentage was 91.9% (including vacant space for which we have signed leases that have not yet commenced revenue recognition in accordance with GAAP), an increase of 60 basis points from Q2 2026. As of September 30, 2026, the spread between leased and occupied square footage was 250 basis points, representing approximately 1.1 million square feet of future lease commencements, with approximately half expected to commence before year-end 2026.
Transactions
•Completed the sale of a 10.6% equity interest in the 343 Madison Avenue development to AVRS Partners, generating additional capital, reducing BXP's required equity commitment, and preserving BXP's full control of the project, including all development, leasing, and property management responsibilities.

•During the third quarter, we completed the sales of Sumner Square and 1330 Connecticut Avenue in Washington, DC. The aggregate gross sales price of these two office sales totaled approximately $155.4 million, resulting in aggregate net proceeds of approximately $150.3 million and gains on sales of real estate of approximately $10.5 million.

Balance Sheet & Liquidity

•BXP entered into a $1.2 billion construction loan for the development of 343 Madison Avenue in New York City, New York. The loan has a four-year initial term, plus a one-year extension option subject to customary conditions, and was executed on competitive terms, including an initial interest rate of Term SOFR plus 2.50%, which will be reduced to Term SOFR plus 2.25% upon the achievement of certain leasing and construction milestones. The financing represents a significant milestone in the capitalization of the project and supports the ongoing construction of one of New York City's most anticipated workplace developments.

•Boston Properties Limited Partnership (“BPLP”) completed a public offering of $700.0 million in aggregate principal amount of its 6.050% unsecured senior notes due 2036. The notes were priced at 99.837% of the principal amount to yield an effective rate (including financing fees) of approximately 6.162% per annum to maturity. The notes will mature on October 15, 2036, unless earlier redeemed. The aggregate net proceeds from the offering were approximately $692.4 million after deducting underwriting discounts and transaction expenses.

•A joint venture in which BXP owns a 30% interest modified the financing secured by its 500 North Capitol property in Washington, D.C., consolidating two mortgage loans totaling $105.0 million into a single, $105.0 million facility maturing in September 2031. The facility consists of a $70.0 million component bearing interest at a fixed rate of 6.778% and a $35.0 million component bearing interest at Term SOFR plus 2.00%, replacing debt that previously bore interest at a fixed rate of 6.88%. 500 North Capitol Street is an office property with

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approximately 231,000 net rentable square feet located in Washington, DC. and is 95% leased.

EPS and FFO per Share Guidance:

BXP’s guidance for full year 2026 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions not under contract as of the date hereof, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Full Year 2026
	Low	High
Projected EPS (diluted)	$2.35	$2.37
Add:
Projected Company share of real estate depreciation and amortization	5.02	5.02
Projected Company share of (gains)/losses on sales of real estate, gain on investment from unconsolidated joint venture and impairments	(0.31)	(0.31)
Projected FFO per share (diluted)	$7.06	$7.08

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended September 30, 2026. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

BXP will host a conference call on Wednesday, October 28, 2026 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter results and earnings guidance, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register-conf.media-server.com/register/BIf75031be88f74d648c7bca57274f770d to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available

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on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s third quarter 2026 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP, Inc. (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 55 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). As of September 30, 2026, including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 50.6 million square feet and 162 properties, including six properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to adverse changes in general economic and capital market conditions, including continued inflation, elevated interest rates, supply chain disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, sustained changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of adverse political conditions, including policy changes by the U.S. Government, such as the direct and indirect negative impacts that new and increased tariffs may have on (1) our current and prospective clients and their demand for office space and (2) the costs and availability of construction materials and the economic returns on our construction and development activities, and prolonged government shutdowns or disruptions, the impact of geopolitical conflicts, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes and other risks and uncertainties detailed from time to time in BXP’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.
Financial tables follow.

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BXP, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30, 2026	December 31, 2025
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$27,106,552	$26,248,130
Construction in progress	1,128,313	1,475,257
Land held for future development	503,648	518,492
Right of use assets - finance leases	372,619	372,470
Right of use assets - operating leases	285,912	325,841
Less: accumulated depreciation	(8,319,577)	(8,040,311)
Total real estate	21,077,467	20,899,879
Cash and cash equivalents	1,471,631	1,478,206
Cash held in escrows	50,029	79,060
Investments in securities	45,932	44,614
Tenant and other receivables, net	92,300	92,625
Note receivable, net	12,495	9,373
Related party notes receivable, net	28,166	28,346
Sales-type lease receivable, net	16,332	15,672
Accrued rental income, net	1,599,110	1,538,515
Deferred charges, net	843,151	847,690
Prepaid expenses and other assets	193,572	108,105
Investments in unconsolidated joint ventures	831,228	999,309
Assets held for sale	10,425	24,770
Total assets	$26,271,838	$26,166,164
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,309,813	$4,280,067
Unsecured senior notes, net	9,506,144	9,806,100
Unsecured exchangeable senior notes, net	979,894	976,263
Unsecured line of credit	247,000	—
Unsecured term loans, net	797,671	797,053
Unsecured commercial paper	750,000	750,000
Lease liabilities - finance leases	350,953	360,039
Lease liabilities - operating leases	384,213	389,213
Accounts payable and accrued expenses	536,428	480,017
Dividends and distributions payable	123,849	123,753
Accrued interest payable	127,383	125,345
Other liabilities	346,911	386,074
Liabilities held for sale	111	—
Total liabilities	18,460,370	18,473,924

Commitments and contingencies	—	—
Redeemable deferred stock units	7,577	7,538
Equity:
Stockholders’ equity attributable to BXP, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 159,751,217 and 158,627,198 issued and 159,672,317 and 158,548,298 outstanding at September 30, 2026 and December 31, 2025, respectively	1,597	1,585
Additional paid-in capital	6,902,261	6,836,243
Dividends in excess of earnings	(1,724,898)	(1,674,995)
Treasury common stock at cost, 78,900 shares at September 30, 2026 and December 31, 2025	(2,722)	(2,722)
Accumulated other comprehensive income (loss)	15,265	(12,921)
Total stockholders’ equity attributable to BXP, Inc.	5,191,503	5,147,190
Noncontrolling interests:
Common units of the Operating Partnership	555,123	566,563
Property partnerships	2,057,265	1,970,949
Total equity	7,803,891	7,684,702
Total liabilities and equity	$26,271,838	$26,166,164

BXP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(in thousands, except for per share amounts)
Revenue
Lease	$846,159	$809,820	$2,495,993	$2,426,857
Parking and other	38,269	35,390	106,669	100,431
Hotel	13,219	13,162	37,221	37,532
Development and management services	9,792	9,317	26,632	27,938
Direct reimbursements of payroll and related costs from management services contracts	3,992	3,821	12,763	12,424
Total revenue	911,431	871,510	2,679,278	2,605,182
Expenses
Operating
Rental	335,345	331,736	1,015,568	995,376
Hotel	9,925	9,628	27,276	26,558
General and administrative	37,604	36,188	147,389	130,988
Payroll and related costs from management services contracts	3,992	3,821	12,763	12,424
Transaction costs	101	1,431	168	2,556
Depreciation and amortization	228,679	236,147	693,623	680,073
Total expenses	615,646	618,951	1,896,787	1,847,975
Other income (expense)
Income (loss) from unconsolidated joint ventures	1,145	(148,329)	34,110	(153,792)
Gains on sales of real estate	10,441	1,932	30,840	20,322
Loss on sales-type lease	—	—	—	(2,490)
Interest and other income	7,608	7,620	22,630	23,433
Gains (losses) from investments in securities	(744)	2,400	3,075	4,635
Unrealized gain (loss) on non-real estate investments	386	178	499	(344)
Impairment losses	—	(68,901)	(18,036)	(68,901)
Loss from early extinguishment of debt	—	—	—	(338)
Interest expense	(159,127)	(164,299)	(464,645)	(490,526)
Net income (loss)	155,494	(116,840)	390,964	89,206
Net (income) loss attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(28,692)	(17,853)	(74,682)	(56,702)
Noncontrolling interest—common units of the Operating Partnership	(12,320)	12,981	(31,676)	(4,054)
Net income (loss) attributable to BXP, Inc.	$114,482	$(121,712)	$284,606	$28,450
Basic earnings per common share attributable to BXP, Inc.
Net income (loss)	$0.72	$(0.77)	$1.79	$0.18
Weighted average number of common shares outstanding	159,585	158,345	159,106	158,287
Diluted earnings per common share attributable to BXP, Inc.
Net income (loss)	$0.71	$(0.77)	$1.78	$0.18
Weighted average number of common and common equivalent shares outstanding	160,109	158,345	159,601	158,787

BXP, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(in thousands, except for per share amounts)
Net income (loss) attributable to BXP, Inc.	$114,482	$(121,712)	$284,606	$28,450
Add:
Noncontrolling interest - common units of the Operating Partnership	12,320	(12,981)	31,676	4,054
Noncontrolling interests in property partnerships	28,692	17,853	74,682	56,702
Net income (loss)	155,494	(116,840)	390,964	89,206
Add:
Depreciation and amortization expense	228,679	236,147	693,623	680,073
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(23,901)	(22,615)	(68,108)	(64,024)
Company’s share of depreciation and amortization from unconsolidated joint ventures	12,047	17,272	38,269	51,273
Corporate-related depreciation and amortization	(632)	(582)	(1,748)	(1,898)
Non-real estate related amortization	2,131	2,130	6,393	6,391
Loss on sales-type lease	—	—	—	2,490
Impairment losses	—	68,901	18,036	68,901
Impairment losses included within Income (loss) from unconsolidated joint ventures	—	145,133	—	145,133
Less:
Gains on sales of real estate	10,441	1,932	30,840	20,322
Gains on sales included within income (loss) from unconsolidated joint ventures	—	2,236	42,390	2,236
Unrealized gain (loss) on non-real estate investments	386	178	499	(344)
Noncontrolling interests in property partnerships	28,692	17,853	74,682	56,702
Funds from operations (FFO) attributable to the Operating Partnership (including BXP, Inc.)	334,299	307,347	929,018	898,629
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	32,059	30,673	91,230	89,683
Funds from operations attributable to BXP, Inc.	$302,240	$276,674	$837,788	$808,946
BXP, Inc.’s percentage share of funds from operations - basic	90.41%	90.02%	90.18%	90.02%
Weighted average shares outstanding - basic	159,585	158,345	159,106	158,287
FFO per share basic	$1.89	$1.75	$5.27	$5.11
Weighted average shares outstanding - diluted	160,109	158,928	159,601	158,787
FFO per share diluted	$1.89	$1.74	$5.25	$5.09

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to BXP, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, including a change in control, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales or a change in control of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income (loss) attributable to BXP, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income (loss) attributable to BXP, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BXP, INC.
PORTFOLIO LEASING PERCENTAGES

CBD Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	September 30, 2026	December 31, 2025	September 30, 2026	December 31, 2025
Boston	97.4%	97.6%	97.7%	98.6%
Los Angeles	90.0%	86.5%	91.9%	87.0%
New York	89.8%	86.2%	95.2%	92.1%
San Francisco	84.4%	81.9%	86.5%	84.4%
Seattle	87.0%	79.8%	87.9%	81.3%
Washington, DC	93.1%	92.4%	94.4%	94.2%
CBD Portfolio	91.8%	89.8%	94.1%	92.5%

Total Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	September 30, 2026	December 31, 2025	September 30, 2026	December 31, 2025
Boston	93.4%	91.9%	94.2%	93.1%
Los Angeles	90.0%	86.5%	91.9%	87.0%
New York	87.3%	83.8%	92.4%	89.4%
San Francisco	81.4%	77.0%	84.0%	79.2%
Seattle	87.0%	79.8%	87.9%	81.3%
Washington, DC	92.2%	91.7%	93.9%	93.8%
Total Portfolio	89.4%	86.7%	91.9%	89.4%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.
AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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